Exhibit 99.1

Supermicro Announces Third Quarter Fiscal Year 2024 Financial Results

SAN JOSE, Calif. -- April 30, 2024 (BUSINESS WIRE) -- Super Micro Computer, Inc. (Nasdaq: SMCI), a Total IT Solution Provider for AI, Cloud, Storage and 5G/Edge, today announced financial results for its third quarter of fiscal year 2024 ended March 31, 2024.

Third Quarter Fiscal Year 2024 Highlights
•Net sales of $3.85 billion versus $3.66 billion in the second quarter of fiscal year 2024 and $1.28 billion in the same quarter of last year.
•Gross margin of 15.5% versus 15.4% in the second quarter of fiscal year 2024 and 17.6% in the same quarter of last year.
•Net income of $402 million versus $296 million in the second quarter of fiscal year 2024 and $86 million in the same quarter of last year.
•Diluted net income per common share of $6.56 versus $5.10 in the second quarter of fiscal year 2024 and $1.53 in the same quarter of last year.
•Non-GAAP diluted net income per common share of $6.65 versus $5.59 in the second quarter of fiscal year 2024 and $1.63 in the same quarter of last year.
•Cash flow used in operations for the third quarter of fiscal year 2024 of $1,520 million and capital expenditures of $93 million.

Non-GAAP gross margin for the third quarter of fiscal year 2024 was 15.6% with adjustments for stock-based compensation expenses of $3 million. Non-GAAP diluted net income per common share for the third quarter of fiscal year 2024 was $6.65, with adjustments for stock-based compensation expenses of $9 million, net of the related tax effect of $47 million.

As of March 31, 2024, total cash and cash equivalents was $2,115 million and total bank debt and convertible notes were $1,863 million.

“We had yet another record quarter with fiscal Q3 revenue of $3.85 billion with non-GAAP EPS of $6.65 per share. This year-over-year revenue growth of 200% and year-over-year non-GAAP EPS growth of 308% was well above our industry peers,” said Charles Liang, President and CEO of Supermicro. “Strong demand for AI rack scale PnP solutions, along with our team’s ability to develop innovative DLC designs, enabled us to expand our market leadership in AI infrastructure. As new solutions ramp, including fully production ready DLC, we expect to continue gaining market share. As such, we are raising our fiscal year 2024 revenue outlook from $14.3 to $14.7 billion to a new range of $14.7 to $15.1 billion.”

Business Outlook and Management Commentary
For the fourth quarter of fiscal year 2024 ending June 30, 2024, the Company expects net sales of $5.1 billion to $5.5 billion, GAAP net income per diluted share of $7.20 to $8.05 and non-GAAP net income per diluted share of $7.62 to $8.42. The Company’s projections for GAAP and non-GAAP net income per diluted share assume a tax rate of approximately -2.9% and 2.6%, respectively, and a fully diluted share count of 64.8 million shares for GAAP and fully diluted share count of 65.3 million shares for non-GAAP. The outlook for fourth quarter of fiscal year 2024 GAAP net income per diluted share includes approximately $30 million in expected stock-based compensation, net of related tax effects of $28 million that are excluded from non-GAAP net income per diluted share.

For fiscal year 2024 ending June 30, 2024, the Company is raising its guidance for revenues from a range of $14.3 billion to $14.7 billion to a range of $14.7 billion to $15.1 billion and establishing guidance for GAAP net income per diluted share of $21.61 to $22.46 and non-GAAP net income per diluted share of $23.29 to $24.09. The Company’s projections for GAAP and non-GAAP net income per diluted share assume a tax rate of approximately 3.6% and 9.2%, respectively, and a fully diluted share count of 61.2 million shares for GAAP and fully diluted share count of 61.8 million shares for non-GAAP. The outlook for fiscal year 2024 GAAP net income per diluted share includes approximately $116 million in expected stock-based compensation, net of related tax effects of $98 million that are excluded from non-GAAP net income per diluted share.

Conference Call and Webcast Information
Supermicro will present a live audio webcast of a conference call to review its third quarter of fiscal year 2024 on Tuesday, April 30, 2024, at 5:00 p.m. ET / 2:00 p.m. PT.
The webcast will be available at https://ir.supermicro.com.

A replay of the webcast will be available shortly after the call at the same website and will remain accessible for one year.

Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may relate to, among other things, the fourth quarter of fiscal year 2024 and updated full year fiscal 2024 guidance, the ability of the team to develop innovative DLC designs, the ability to expand market leadership in AI infrastructure, the ability of new systems to ramp, and the ability to continue to gain market share. Such forward looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) our quarterly operating results may fluctuate, which could cause rapid declines in our stock price, (ii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iii) if we fail to meet publicly announced financial guidance or other expectations about our business, our stock could decline in value, (iv) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (v) adverse economic conditions may harm our business. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2023, and Quarterly Reports on Form 10-Q filed thereafter.

Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release adds back stock-based compensation expenses. Non-GAAP diluted net income per common share discussed in this press release adds back stock-based compensation expenses and litigation recovery adjusted for the related tax effects. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. A reconciliation of GAAP gross margin to non-GAAP gross margin and from GAAP diluted net income per common share to non-GAAP diluted net income per common share is included in the tables below.

About Super Micro Computer, Inc.
Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first to market innovation for Enterprise, Cloud, AI, and 5G Telco/Edge IT Infrastructure. We are a Total IT Solutions manufacturer with server, AI, storage, IoT, switch systems, software, and support services. Supermicro's motherboard, power, and chassis design expertise further enable our development and production, enabling next generation innovation from cloud to edge for our global customers. Our products are designed and manufactured in-house (in the US, Taiwan, and the Netherlands), leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power, and cooling solutions (air-conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

Investor Relations Contact
Nicole Noutsios
email: ir@supermicro.com

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (unaudited)

	March 31,	June 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$2,115,476	$440,459
Accounts receivable, net of allowance for credit losses	1,650,153	1,148,259
Inventories	4,124,587	1,445,564
Prepaid expenses and other current assets	173,716	145,144
Total current assets	8,063,932	3,179,426
Property, plant and equipment, net	385,566	290,240
Deferred income taxes, net	330,248	162,654
Other assets	83,035	42,409
Total assets	$8,862,781	$3,674,729
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,092,445	$776,831
Accrued liabilities	290,370	163,865
Income taxes payable	20,021	129,166
Short-term debt	81,566	170,123
Deferred revenue	233,293	134,667
Total current liabilities	1,717,695	1,374,652
Deferred revenue, non-current	203,198	169,781
Long-term debt	85,646	120,179
Convertible notes	1,696,255	—
Other long-term liabilities	65,831	37,947
Total liabilities	3,768,625	1,702,559
Stockholders’ equity:
Common stock and additional paid-in capital	2,805,008	538,352
Accumulated other comprehensive income	549	639
Retained earnings	2,288,436	1,433,014
Total Super Micro Computer, Inc. stockholders’ equity	5,093,993	1,972,005
Noncontrolling interest	163	165
Total stockholders’ equity	5,094,156	1,972,170
Total liabilities and stockholders’ equity	$8,862,781	$3,674,729

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Net sales	$3,850,066	$1,283,296	$9,634,662	$4,938,621
Cost of sales	3,252,698	1,056,937	8,119,281	4,027,305
Gross profit	597,368	226,359	1,515,381	911,316
Operating expenses:
Research and development	116,226	77,515	336,077	222,458
Sales and marketing	49,691	25,312	133,775	83,120
General and administrative	53,137	24,450	123,241	71,351
Total operating expenses	219,054	127,277	593,093	376,929
Income from operations	378,314	99,082	922,288	534,387
Other income (expense), net	10,035	(78)	8,762	1,641
Interest expense	(6,246)	(1,288)	(16,240)	(6,982)
Income before income tax provision	382,103	97,716	914,810	529,046
Income tax benefit (provision)	19,983	(10,857)	(61,735)	(79,364)
Share of income (loss) from equity investee, net of taxes	373	(1,013)	2,347	(3,253)
Net income	$402,459	$85,846	$855,422	$446,429
Net income per common share:
Basic	$7.13	$1.61	$15.68	$8.42
Diluted	$6.56	$1.53	$14.53	$8.00
Weighted-average shares used in calculation of net income per common share:
Basic	56,478	53,280	54,562	53,011
Diluted	61,431	56,233	58,889	55,796

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Cost of sales	$3,221	$1,215	$12,680	$3,585
Research and development	24,856	8,097	86,005	23,549
Sales and marketing	4,993	1,214	14,998	3,471
General and administrative	23,037	3,126	42,864	11,042
Stock-based compensation expense	$56,107	$13,652	$156,547	$41,647

SUPER MICRO COMPUTER, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
 (unaudited)

	Nine Months Ended March 31,
	2024	2023
Net cash (used in) provided by operating activities	$(1,844,158)	$672,919
Net cash used in investing activities	(131,969)	(28,618)
Net cash provided by (used in) financing activities	3,652,783	(547,291)
Effect of exchange rate fluctuations on cash	(1,634)	(2,269)
Net increase in cash, cash equivalents and restricted cash	1,675,022	94,741
Cash, cash equivalents and restricted cash at the beginning of the period	440,960	268,559
Cash, cash equivalents and restricted cash at the end of the period	$2,115,982	$363,300

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
GAAP GROSS PROFIT	$597,368	$226,359	$1,515,381	$911,316
Stock-based compensation	3,221	1,215	12,680	3,585
NON-GAAP GROSS PROFIT	$600,589	$227,574	$1,528,061	$914,901

GAAP GROSS MARGIN	15.5%	17.6%	15.7%	18.5%
Stock-based compensation	0.1%	0.1%	0.1%	0.1%
NON-GAAP GROSS MARGIN	15.6%	17.7%	15.8%	18.6%

GAAP OPERATING EXPENSE	$219,054	$127,277	$593,093	$376,929
Stock-based compensation	(52,886)	(12,437)	(143,867)	(38,062)
Litigation recovery	—	1,540	—	3,770
NON-GAAP OPERATING EXPENSE	$166,168	$116,380	$449,226	$342,637

GAAP INCOME FROM OPERATIONS	$378,314	$99,082	$922,288	$534,387
Stock-based compensation	56,107	13,652	156,547	41,647
Litigation recovery	—	(1,540)	—	(3,770)
NON-GAAP INCOME FROM OPERATIONS	$434,421	$111,194	$1,078,835	$572,264

GAAP OPERATING MARGIN	9.8%	7.7%	9.6%	10.8%
Stock-based compensation	1.5%	1.1%	1.6%	0.8%
Litigation recovery	—%	(0.1)%	—%	(0.1)%
NON-GAAP OPERATING MARGIN	11.3%	8.7%	11.2%	11.5%

GAAP TAX (BENEFIT) EXPENSE	$(19,983)	$10,857	$61,735	$79,364
Adjustments to tax provision	47,023	4,433	72,641	11,963
NON-GAAP TAX EXPENSE	$27,040	$15,290	$134,376	$91,327

GAAP NET INCOME	$402,459	$85,846	$855,422	$446,429
Stock-based compensation	56,107	13,652	156,547	41,647
Litigation recovery	—	(1,540)	—	(3,770)
Adjustments to tax provision	(47,023)	(4,433)	(72,641)	(11,963)
NON-GAAP NET INCOME	$411,543	$93,525	$939,328	$472,343

GAAP NET INCOME - BASIC	$402,459	$85,846	$855,422	$446,429
Convertible notes interest charge, net of tax	385	—	385	—
GAAP NET INCOME - DILUTED	$402,844	$85,846	$855,807	$446,429
NON-GAAP NET INCOME - DILUTED	$411,928	$93,525	$939,713	$472,343

GAAP NET INCOME PER COMMON SHARE – BASIC	$7.13	$1.61	$15.68	$8.42
Impact of Non-GAAP adjustments	0.16	0.15	1.54	0.49
NON-GAAP NET INCOME PER COMMON SHARE – BASIC	$7.29	$1.76	$17.22	$8.91

GAAP NET INCOME PER COMMON SHARE – DILUTED	$6.56	$1.53	$14.53	$8.00

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Impact of Non-GAAP adjustments	0.09	0.10	1.24	0.29
NON-GAAP NET INCOME PER COMMON SHARE – DILUTED	$6.65	$1.63	$15.77	$8.29

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE

BASIC – GAAP	56,478	53,280	54,562	53,011
BASIC – NON-GAAP	56,478	53,280	54,562	53,011

DILUTED – GAAP	61,431	56,233	58,889	55,796
DILUTED – NON-GAAP	61,953	57,315	59,578	56,966

Non-GAAP diluted net income per common share for the second quarter of fiscal year 2024 was $5.59, with adjustments for stock-based compensation expenses of $33 million, net of the related tax effects of $10 million.